As filed with the Securities and Exchange Commission on May 8, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware	83-0940635
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 South Buena Vista Street Burbank, California	91521
(Address of Principal Executive Offices)	(Zip Code)

The Walt Disney Company Amended and Restated 2011 Stock Incentive Plan

(Full title of the plan)

Jolene E. Negre, Esq.

Associate General Counsel

and Secretary

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

(Name and address of agent for service)

(818) 560-1000

(Telephone number, including area code, of agent for service)

Copies to:

Meredith B. Cross

Lillian Brown

Wilmer Cutler Pickering Hale and Dorr LLP

2100 Pennsylvania Avenue NW

Washington, DC 20037

(202) 663-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement (the “Registration Statement”) on Form S-8 is being filed by The Walt Disney Company (the “Company”) for the purpose of registering 115,000,000 additional shares of its common stock, $0.01 par value per share, issuable under The Walt Disney Company Amended and Restated 2011 Stock Incentive Plan (the “Plan”). The Company previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (File No.  333-230407) with respect to the Plan, as well as a registration statement on Form S-8 (File No.  333-239959) registering 100,000,000 additional shares of its common stock, $0.01 par value per share, issuable under the Plan (together, the “Prior Registration Statements”). The Registration Statement relates to the securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, except as otherwise set forth below, the contents of the Prior Registration Statements relating to the Plan are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, the Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed on November 21, 2023, as amended by Amendment No. 1 thereto, filed on January 24, 2024;

•	the Company’s Proxy Statement on Schedule 14A, filed on February 1, 2024;

•	the Company’s Quarterly Reports on Form 10-Q for the periods ended December 30, 2023 and March 30, 2024, filed on February 7, 2024 and May 7, 2024, respectively;

•

the Company’s Current Reports on Form 8-K filed on November  1, 2023, November  6, 2023, November  29, 2023, November  30, 2023, December  22, 2023, February  7, 2024 (with respect to Item 8.01 only), February  28, 2024 (with respect to Item 2.06 only), March  4, 2024, April  3, 2024 and April  9, 2024, as amended by Form 8-K/A filed on April 17, 2024; and

•

the description of the Company’s common stock contained in the Registration Statement on Form S-4 (File No. 333-225850) first filed by the Company on June  25, 2018, as the description therein has been updated and superseded by the description of the Company’s capital stock contained in  Exhibit 4.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019, filed on November 20, 2019, including any amendments or reports filed for the purpose of updating such description.

All documents, reports or definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation of the Company, effective as of March 19, 2019 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 20, 2019).

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, effective as of March 20, 2019 (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 20, 2019).

4.3	Amended and Restated Bylaws of the Company, effective as of November 30, 2023 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 30, 2023).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature pages of the Registration Statement).

99.1	The Walt Disney Company Amended and Restated 2011 Stock Incentive Plan (incorporated by reference from Annex A to the Company’s proxy statement on Schedule 14A filed with the SEC on February 1, 2024).

107	Filing Fee Table

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on May 8, 2024.

THE WALT DISNEY COMPANY

By:	/s/ JOLENE E. NEGRE
	Name:	Jolene E. Negre
	Title:	Associate General Counsel
and Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of The Walt Disney Company, hereby severally constitute and appoint Horacio E. Gutierrez, Hugh F. Johnston and Jolene E. Negre, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The Walt Disney Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer

/s/ ROBERT A. IGER (Robert A. Iger)	Chief Executive Officer and Director	May 8, 2024

Principal Financial and Accounting Officers

/s/ HUGH F. JOHNSTON (Hugh F. Johnston)	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 8, 2024

/s/ BRENT A. WOODFORD (Brent A. Woodford)	Executive Vice President-Controllership, Financial Planning and Tax (Principal Accounting Officer)	May 8, 2024

Directors

/s/ MARY T. BARRA (Mary T. Barra)	Director	May 8, 2024

/s/ SAFRA A. CATZ (Safra A. Catz)	Director	May 8, 2024

/s/ AMY L. CHANG (Amy L. Chang)	Director	May 8, 2024

/s/ D. JEREMY DARROCH (D. Jeremy Darroch)	Director	May 8, 2024

/s/ CAROLYN N. EVERSON (Carolyn N. Everson)	Director	May 8, 2024

/s/ MICHAEL B.G. FROMAN (Michael B.G. Froman)	Director	May 8, 2024

/s/ JAMES P. GORMAN (James P. Gorman)	Director	May 8, 2024

Signature	Title	Date

/s/ MARIA ELENA LAGOMASINO (Maria Elena Lagomasino)	Director	May 8, 2024

/s/ CALVIN R. MCDONALD (Calvin R. McDonald)	Director	May 8, 2024

/s/ MARK G. PARKER (Mark G. Parker)	Chairman of the Board and Director	May 8, 2024

/s/ DERICA W. RICE (Derica W. Rice)	Director	May 8, 2024